UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 18, 2008
Date of Report (Date of earliest event reported)

NORTHERN ILLINOIS GAS COMPANY
(Doing Business as NICOR GAS COMPANY)
(Exact name of registrant as specified in its charter)

Illinois	1-7296	36-2863847
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 983-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 7.01 of Form 8-K.

On April 18, 2008, Northern Illinois Gas Company d/b/a Nicor Gas Company (“Nicor Gas”) issued a press release announcing its intent to ask the Illinois Commerce Commission (“ICC”) for an increase in rates to help ensure that it continues to provide its 2.2 million customers in northern Illinois with safe and reliable natural gas service.

The requested new rates are expected to add approximately $4.60 per month to the average residential customer bill. If granted after ICC review, the new rates would likely take effect in the spring of 2009. Nicor Gas said that it expected to file for the new rates near the end of April.

A copy of the press release is furnished as an exhibit to this report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

The following is furnished as an exhibit to this report:

 99.1.   Press release issued April 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     NORTHER ILLINOIS GAS COMPANY D/B/A
                     NICOR GAS COMPANY

Dated:  April 18, 2008                                                   By: /s/ KAREN K. PEPPING
                           Karen K. Pepping
                           Vice President, Controller and
                                                                                           Principal Accounting Officer

Exhibit Index

Exhibit
Number	Description of Documents

99.1.	Press release issued April 18, 2008.